UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

Milestone Scientific Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14053 (Commission File Number)	13-3545623 (IRS Employer Identification No.)

425 Eagle Rock Avenue Suite 403 Roseland, New Jersey (Address of principal executive offices)	07068 (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The foregoing description of Mr. Milligan’s offer letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the applicable agreement, which will be filed by the Company with its Annual Report on Form 10-K for the period ending December 31, 2022.

On February 6, 2023, Milestone Scientific Inc. (the “Company”) announced the appointment of Peter Milligan as the Company’s Chief Financial Officer, on a part-time basis, effective February1, 2023. In connection with serving as the Company’s Chief Financial Officer, Mr. Milligan will be entitled to receive an annual salary of $120,000 and be eligible to receive an annual incentive bonus with a target of 40% of his annual cash compensation, which shall be payable in shares of the Company’s common stock. Mr. Milligan will also be entitled to receive $100,000 in shares of the Company’s common stock on an annual basis, of which, $50,000 shall have a grant date of February 1 and $50,000 shall have a grant date as of August 1 of each year beginning in 2023, valued at the closing price of the Company’s common stock on the NYSE American on the grant date, and which shares are to be issued to Mr. Milligan following the expiration of sixty (60) days after the termination of his employment with the Company.Prior to joining the Company, Mr. Milligan was a fractional Chief Financial Officer at Travecta Therapeutics Pte. Ltd., an early stage bio-technology company, from August 2021 until October 2022. From June 2021 to October 2022, Mr. Milligan was a fractional Chief Financial Officer at Vinci Pharmaceuticals, Inc., an early-stage bio-technology company. From 2018 to March 2021, Mr. Milligan was Chief Financial Officer of Melinta Therapeutics, LLC (previously Melinta Therapeutics, Inc., a Nasdaq listed company), where he guided the company through its Chapter 11 reorganization in 2020. From 2016 to 2018, Mr. Milligan was Chief Financial Officer at G&W Laboratories, Inc., a privately held generic pharmaceutical company. Prior to that, Mr. Milligan served as Senior Vice President and Chief Financial Officer of Exelis, Inc. (NYSE: XLS), a leading global defense and aerospace company effective with its 2011 spin-off from ITT Inc. (formerly ITT Corporation) through the sale of the business to Harris Corp. in 2015. Prior to that, Mr. Milligan held various senior finance roles within ITT, Inc. Mr. Milligan also spent over 10 years at AT&T in roles of increasing responsibility within their finance function. Mr. Milligan holds an M.B.A. from New York University with a concentration in Finance and Economics and a B.B.A. in Accounting from Hofstra University. There are no family relationships between Mr. Milligan and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Milligan or any other person and the Company or any of its subsidiaries pursuant to which he was appointed as an officer of the Company. There are no transactions between Mr. Milligan or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE SCIENTIFIC INC.
Dated: February 6, 2023	By:	/s/ Arjan Haverhals
Arjan Haverhals
Chief Executive Officer